As filed with the Securities and Exchange Commission on November 14, 2007
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NEWBRIDGE BANCORP
(Exact name of registrant as specified in its charter)

NORTH CAROLINA	56-1348147
(State or jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)
1501 Highwoods Boulevard, Suite 400
Greensboro, North Carolina 27410
(Address of principal executive offices)
Robert F. Lowe
Chief Executive Officer
1501 Highwoods Boulevard, Suite 400
Greensboro, North Carolina 27410
(Name and address of agent for service)
(336) 369-0900
(Telephone Number, Including Area Code, of Agent For Service)
With Copies To:
Robert A. Singer, Esq.
Brooks, Pierce, McLendon, Humphrey & Leonard, L.L.P.
230 N. Elm Street, Suite 2000
Greensboro, North Carolina 27401

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☑
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
	Amount to be	Offering Price Per	Aggregate Offering	Amount of
Title of Securities to be Registered [1]	Registered	Share [2]	Price [2]	Registration Fee

common stock, par value $5.00 per share	3,000,000 shares	$10.80	$32,400,000	$995

[1]	This Registration Statement shall also cover any additional shares of common stock that become available under NewBridge Bancorp’s Direct Stock Purchase Plan by reason of any stock dividend, stock split or other similar transaction.

[2]	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 (c) under the Securities Act of 1933. The proposed maximum offering price per share is based upon the average of the high and low prices of NewBridge Bancorp common stock on November 9, 2007, as reported on the Nasdaq Global Select Market.

Prospectus
NewBridge Bancorp Direct Stock Purchase Plan
3,000,000 shares of NewBridge Bancorp common stock, par value $5.00 per share
This prospectus describes the NewBridge Bancorp (“NewBridge”) Direct Stock Purchase Plan (the “Plan”).
The Plan promotes long-term ownership in NewBridge by offering:
•	a simple, cost-effective method for you to purchase, sell or transfer shares of NewBridge common stock;

•	a way to increase your holdings of NewBridge common stock by reinvesting your cash dividends; and

•	the opportunity to purchase additional shares by making optional cash investments;
You do not have to be a current shareholder of NewBridge to participate in the Plan.
Participants may own and transfer shares without holding certificates.
The Plan will become effective on November 23, 2007 and will replace the former LSB Bancshares, Inc. Direct Stock Purchase Plan.
Participants in the former LSB Bancshares, Inc. Direct Stock Purchase Plan will automatically become participants in the Plan.
The Plan may purchase NewBridge common stock directly from NewBridge or on the open market, as periodically determined by NewBridge.
NewBridge common stock is quoted on the Nasdaq Global Select Market under the symbol “NBBC.”
INVESTING IN OUR STOCK INVOLVES RISKS. PLEASE CAREFULLY CONSIDER THE “RISK FACTORS” BEGINNING ON PAGE 2 OF THIS PROSPECTUS AND THE INFORMATION BELOW “WHAT ARE THE DISADVANTAGES OR RISKS OF THE PLAN?” ON PAGE 5.
THIS PROSPECTUS IS NOT AN OFFER TO SELL SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY SECURITIES IN ANY STATE OR COUNTRY WHERE THE OFFER OR SALE IS NOT PERMITTED.
THE SHARES OFFERED ARE OUR EQUITY SECURITIES AND ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK SUBSIDIARY OF OURS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE DEPOSIT INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY.
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
The date of this Prospectus is November 14, 2007.

NEWBRIDGE BANCORP DIRECT STOCK PURCHASE PLAN
This prospectus describes the NewBridge Bancorp (“NewBridge”) Direct Stock Purchase Plan (the “Plan”) that will become effective on November 23, 2007. The Plan will replace the former LSB Bancshares, Inc. Direct Stock Purchase Plan as of November 23, 2007. Computershare Trust Company, N.A. (the “Administrator”) administers the former LSB Bancshares, Inc. Direct Stock Purchase Plan, and will also administer the Plan.
The shares of NewBridge common stock purchased by participants under the Plan may be newly issued shares or may be shares purchased by the Administrator on the open market, as directed by us.
The Plan is designed for long-term investors who wish to invest and build their share ownership over time. The Plan provides you the opportunity to reinvest all or a portion of the cash dividends paid on NewBridge common stock into additional shares of NewBridge common stock.  The Plan includes a stock purchase feature permitting participants to make optional cash purchases of additional shares of NewBridge common stock.  An initial investment in our stock can also be made through the Plan.  You can also sell shares through the Plan.  Unlike an individual stock brokerage account, the timing of purchases and sales is subject to the provisions of the Plan, as discussed below.
You can participate in the Plan if you are a registered holder of NewBridge common stock.  In addition, if you are a participant in the former LSB Bancshares, Inc. Direct Stock Purchase Plan, you will automatically become a participant in the Plan on November 23, 2007.  If you do not own NewBridge common stock, you can become a participant by making your initial purchase of NewBridge common stock directly through the Plan.
If you are not a participant in the former LSB Bancshares, Inc. Direct Stock Purchase Plan and you would like to participate in the Plan, you can enroll by completing an enrollment form and sending it to the Administrator.  Please see question number 5 for information on how to obtain an enrollment form from the Administrator.
Participation in the Plan is strictly voluntary.  Participants may terminate their enrollment in the Plan and withdraw their shares from their accounts at any time, subject to the terms outlined in this prospectus.
About This Prospectus
This document is called a prospectus and is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) relating to the shares of our stock offered under the Plan. This prospectus does not include all of the information in the registration statement. The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about NewBridge, the Plan and the securities offered. The registration statement can be read at the SEC web site at www.sec.gov or at the SEC office mentioned under the heading “Where You Can Find More Information.”
You should rely only on the information contained in or incorporated by reference into this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in or incorporated by reference into this prospectus is accurate only as of the date on the front cover of this prospectus or the date of the document incorporated by reference.  Our business, financial condition, results of operations and prospects may have changed since those dates.  Unless otherwise mentioned or unless the context requires otherwise, (i) all references in this prospectus to “we,” “us,” “our” or similar references mean NewBridge, and (ii) all references in this prospectus to “stock,” “our stock,” “NewBridge stock,” “your stock,” “shares,” or “NewBridge shares” refer to NewBridge common stock.  NewBridge common stock is listed on the Nasdaq Global Select Market and trades under the ticker symbol “NBBC”.   On November 6, 2007, the closing price of our stock on the Nasdaq Global Select Market was $11.01 per share.
Where You Can Find More Information
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at www.sec.gov. You may also read and copy any reports, statements or other information that we file at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the Public Reference Room. You can also find information about us by visiting our web site at www.newbridgebank.com.
The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. We incorporate by reference the documents listed below that we have filed with the SEC and any future filings (other than information furnished, and not filed, pursuant to Items 2.02 or 7.01 in any Form 8-K filing or any other item that permits us to furnish, rather than file, information) we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until the Plan is terminated:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

•	Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2007, June 30, 2007 and September 30, 2007.

•	Current Reports on Form 8-K and 8-K/A filed on January 23, 2007, February 6, 2007, February 22, 2007, February 27, 2007, March 23, 2007, April 18, 2007, May 18, 2007, July 19, 2007, August 1, 2007, August 3, 2007, August 23, 2007, September 17, 2007, September 18, 2007, October 1, 2007, October 2, 2007, October 15, 2007, October 19, 2007 and November 2, 2007 (other than the portions of those documents not deemed to be filed).

•	The description of our stock contained in the Registration Statement on Form S-4 filed on April 30, 2007 (the “Form S-4”) under the heading “Description of LSB Capital Stock”, including any subsequent amendment or any report filed for the purpose of updating that description.
You may request a copy of these filings (other than exhibits to such documents, unless the exhibits are specifically incorporated by reference in such documents) at no cost to you by calling NewBridge’s Corporate Secretary at (336) 369-0900 or writing to: Office of the Corporate Secretary, NewBridge Bancorp, 1501 Highwoods Boulevard, Suite 400, Greensboro, North Carolina 27410.
NewBridge
On July 31, 2007, FNB Financial Services Corporation merged with and into LSB Bancshares, Inc. The resulting company, NewBridge Bancorp is a bank holding company incorporated under the laws of the State of North Carolina, headquartered in Greensboro, North Carolina and registered under the federal Bank Holding Company Act of 1956. Our principal business is providing banking and other financial services through our bank subsidiary, NewBridge Bank. Our principal executive offices are located at 1501 Highwoods Boulevard, Suite 400, Greensboro, North Carolina 27410. Our telephone number is (336) 369-0900.
Risk Factors
Investing in NewBridge common stock involves risk. These risks are described under the sections titled “Risk Factors” in our Form S-4 and our annual report on Form 10-K for the year ended December 31, 2006 which information is incorporated by reference into this prospectus.  These risk factors may be updated in our quarterly reports on Form 10-Q which are also incorporated by reference into this prospectus.  See “Where You Can Find More Information” above. Before making a decision to invest, you should carefully consider these risks as well as other information contained or incorporated by reference into this prospectus.
 Cautionary Statements Concerning Forward-Looking Statements
This prospectus, including the documents incorporated by reference, contains various forward-looking statements. These forward-looking statements can be identified by the use of words such as “assume,” “expect,” “intend,” “plan,” “project,” “believe,” “estimate,” “predict,” “anticipate,” “may,” “might,” “should,” “could,” “goal,” “potential” and similar expressions. We base these forward-looking statements on our current expectations and projections about future events, our assumptions regarding these events and our knowledge of facts at the time the statements are made. These forward-looking statements are subject to various risks and uncertainties that may be outside our control, and our actual results could differ materially from our projected results.  For a discussion of these risks and uncertainties and the additional factors that could affect the validity of our forward-looking statements, as well as our financial condition and our results of operations, you should read the sections titled “Forward-Looking Statements” and “Risk Factors” in our Form S-4 and our most recent annual report on Form 10-K, as may be updated in our quarterly reports on Form 10-Q which are also incorporated by reference into this prospectus.  We are not able to predict all the factors that may affect future results.  We qualify all our forward-looking statements by these cautionary statements. These forward-looking statements speak only as of the date of this prospectus or the date of the document incorporated by reference. Except as required by applicable laws or regulations, we do not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.
Summary of the Plan
NewBridge is pleased to offer you the opportunity to participate in the Plan. The purpose of the Plan is to provide investors with a simple, convenient and economical way to make and increase investments in our stock. The Plan also provides participants with certificate safekeeping and an economical method to sell or transfer shares of our stock.
Summary
•	Initial investment. Interested investors can become participants by making an initial cash investment of at least $250 and not more than $250,000.

•	Automatic reinvestment of dividends. You can automatically reinvest all or a portion of your cash dividends to purchase additional shares.

•	Optional cash purchases. After you are enrolled in the Plan, you can buy additional shares. You can invest a minimum of $50 at any one time, up to $250,000 in the aggregate, per calendar year.

•	Safekeeping of certificates. You can deposit your stock certificates for safekeeping into a book-entry account at no cost to you. If you change your mind later, a certificate for the shares held in safekeeping will be sent to you free of charge.

•	Gifts or transfers of shares. You can give or transfer shares to others.

•	Sell shares conveniently. If you choose to sell the stock held in your Plan account, you will pay fees lower than those typically charged by stockbrokers.

•	Fees. There are certain enrollment, investment, dividend reinvestment, brokerage and sales fees associated with the Plan. For a further description, please consult the table on page 12.
Participation in the Plan is entirely voluntary, and we give no advice regarding your decision to enroll in the Plan.
Administrator of the Plan
We have appointed Computershare Trust Company, N.A. to act as agent for each participant and administer the Plan (the “Administrator”). Computershare Inc. acts as service agent for the Administrator. The Administrator will purchase and hold shares for Plan participants, keep records, send statements and perform other duties required by the Plan.
By enrolling in the Plan, you are authorizing the Administrator to receive optional cash payments from you and dividends on your behalf, if you reinvest any portion of your dividends, and to apply these amounts to purchase shares.
NewBridge reserves the right to make such additional or other arrangements for the administration of the Plan. See Question 30, “Can the Plan be changed?” below for additional information about changes to the Plan.
All inquiries, notices, requests and other communication about participation in the Plan should be directed to the Administrator as detailed below.
Inquiries about the Plan or your participation in the Plan
For information about the Plan, your participation in the Plan or shares in your account, you can contact the Administrator in any of the following ways:

By telephone	For NewBridge shareholder service, including the sale of shares:

1-800-633-4236

By Internet	For Plan prospectus, enrollment, requests to sell, other inquiries or forms or requests to initiate certain account transactions:

www.computershare.com

In writing	For account correspondence, to make a cash investment, to deposit certificates, request withdrawal of shares, request sale of shares or termination of participation:

NewBridge Bancorp
c/o Computershare Trust Company, N.A.
P.O. Box 43078
Providence, Rhode Island 02940-3078

or

250 Royall Street
Canton, Massachusetts 02021
Please mention NewBridge in all communications with the Administrator and provide your account number.
You may access your account online to view your share balance, track the estimated value of your holdings, view dividend history, sell shares, request a stock certificate, print duplicate statements and obtain online forms and other information about your account. Your online account information is housed on the Administrator’s website at www.computershare.com. To get access to your account, you will need a password that you can request from the Administrator, either online, or by phone or in writing. If requested online, your password will be sent to you online; if requested by phone or in writing, your password will be sent to you by mail.

Direct Stock Purchase Plan — commonly asked questions
The following questions and answers explain and constitute the terms of the Plan. If you participated in the former LSB Bancshares, Inc. Direct Stock Purchase Plan, then you automatically will be a participant in this Plan in the same manner and to the same extent as you participated in the former LSB Bancshares, Inc. Plan, unless you elect to terminate your participation in this Plan.
Purpose
1. What is the purpose of the Plan?
The purpose of the Plan is to provide investors with a simple, convenient and economical way to accumulate and increase their investment in our stock and to reinvest all or a portion of their cash dividends in additional shares of our stock. The Plan also provides participants with safekeeping of certificates and a convenient way to transfer and sell shares.
Risks
2. What are the disadvantages or risks of the Plan?
In addition to those risks of an investment in our stock set forth or referenced in the section titled “Risk Factors” above, the disadvantages or risks of the Plan include:
•	No interest paid on funds pending investment. No interest is paid on dividends or funds held by the Administrator pending investment or reinvestment.

•	You bear all the risk of loss that may result from market fluctuations in the price of NewBridge stock. You must bear the market risk associated with fluctuations in the price of our stock. You have no control over the share price or timing of the purchase or sale of Plan shares. You cannot designate a specific price or date at which to purchase or sell shares. Your ability to purchase or sell shares is subject to the terms of the Plan. You may not be able to purchase or sell your shares in the Plan in time to react to market conditions. In addition, you will not know the exact number of shares purchased until after the Investment Date.

•	We do not guarantee the payment of future dividends. Our Board of Directors has the sole discretion to declare and pay dividends. Although we have paid cash dividends on a regular basis for many years, the amount and timing of any dividends may be changed at any time without notice. See Question 6 below for additional information regarding the payment of dividends.

•	Long-term investment. The market price for our stock varies, and you should purchase shares for long-term investment only. Although our stock currently is traded on the Nasdaq Global Select Market, we cannot assure you that there will, at any time in the future, be an active trading market for our stock. Even if there is an active trading market for our stock, we cannot assure you that you will be able to sell all of your shares at one time or at a favorable price, if at all. As a result, you should participate in the Plan only if you are capable of making, and seeking to make, a long-term investment in our stock.
Eligibility
3. Am I eligible to participate in the Plan?
Any person or entity is eligible to participate in the Plan, whether or not you currently own our stock. If you live outside the U.S., you should make sure that participation would not violate any laws in the country in which you reside. We reserve the right to terminate the participation of any shareholder if we deem it advisable under any foreign laws or regulations.
Enrollment
4. How do I enroll?
•	If you do not currently own NewBridge common stock, you can enroll in the Plan in either of the following ways:
°	By completing the enrollment form included with this prospectus and sending it to the Administrator at the address shown on the form.

°	By enrolling online through the Administrator’s website at www.computershare.com and following the instructions provided.

The minimum initial investment is $250, and the aggregate amount invested cannot exceed $250,000 in a calendar year. The initial investment can be paid by check, made payable to Computershare – NewBridge Bancorp, in U.S. dollars drawn on a U.S. bank. You can also authorize recurring automatic monthly deductions of at least $50 from your account at a U.S. Bank or financial institution for a minimum of five consecutive months by completing the direct debit authorization form accompanying the enrollment form. If you enroll online, you can authorize a one-time debit or recurring automatic monthly deductions of at least $50 for a minimum of five consecutive months.
•	If you already own NewBridge common stock and the shares are registered in your name, you may enroll in the Plan in either of the following ways:
o	By completing the enrollment form included with this prospectus or available online at www.computershare.com and sending it to the Administrator at the address shown on the form.

o	By enrolling online through the Administrator’s website at www.computershare.com and following the instructions provided.
•	If you currently own NewBridge common stock through a broker, bank or other intermediary account, and you want to participate directly in the Plan, you should instruct your broker, bank or trustee to register some or all of your shares directly in your name. You can choose whether to receive a physical stock certificate for your shares or to have your shares re-registered in your name through the Direct Registration System by instructing your broker to electronically transfer them to an account that will be set up for you with our transfer agent.
5. How do I get a copy of the prospectus or enrollment form?
To request a copy of the Plan prospectus or enrollment form, you may contact the Administrator at 1-800-633-4236. You also may print or download these items from the Administrator’s website at www.computershare.com. You may print or download the prospectus at our company website at www.newbridgebank.com.
Dividends and investment options
6. Will I receive dividends?
Payment of dividends is a business decision made by our Board of Directors based primarily upon earnings, cash flow, financial requirements, legal and regulatory limitations and other requirements. We traditionally have paid dividends four times a year on January 15th, April 15th, July 15th and October 15th.
7. What are my dividend reinvestment options under the Plan?
As a participant in the Plan, you may elect to reinvest all, part or none of the dividends on your stock for the purchase of additional shares. You must select one of the three dividend options on the enrollment form. If you complete and return an enrollment form without selecting a dividend option, your dividends will automatically be fully reinvested to purchase additional shares.

Full dividend reinvestment	If you select full dividend reinvestment, cash dividends paid on all of your shares in the Plan will automatically be reinvested to purchase additional shares.

Partial dividend reinvestment	If you select partial dividend reinvestment, a portion of your cash dividend will automatically be reinvested to purchase additional shares, and the remainder will be paid to you in cash. To do this, you must specify the number of whole shares on which you wish to have dividends reinvested. You may choose to have the remaining cash dividends directly deposited to your designated U.S. bank account or sent to you by check.

All cash (no dividend reinvestment)	If you select all cash (no dividend reinvestment), your dividend will be paid to you in cash. You may choose to have these cash dividends directly deposited to your designated U.S. bank account or sent to you by check.To have your dividends directly deposited to your designated bank account, you must complete and return an authorization for electronic direct deposit. You can request a copy of an authorization for electronic direct deposit from the Administrator at 1-800-633-4236. You also can authorize the direct deposit of dividends when you enroll online or access your account online at www.computershare.com.
8. Can I change my dividend option under the Plan?
You may change your dividend participation option at any time by contacting the Administrator. You may make such a request by

•	telephoning the Administrator at 1-800-633-4236,

•	accessing your account through the Administrator’s website at www.computershare.com, or

•	writing to the Administrator at the address appearing on page 4.
Please remember that the Administrator must receive your request on or before a dividend record date in order for your request to be effective for that dividend. Otherwise, your request will be effective for the following dividend.
9. How do I make additional cash investments and automatic deductions?
You can purchase additional shares by using the Plan’s optional cash investment feature. Each cash investment must be at least $50 and you cannot invest more than $250,000 in the aggregate in a calendar year. Additional cash investments are entirely voluntary.
Interest will not be paid on amounts held pending investment.
•	To make additional cash investments by check. You can make additional cash investments by sending a check, payable to Computershare –NewBridge Bancorp, in U.S. dollars drawn on a U.S. bank. Do not send cash, traveler’s checks, money orders or third party checks. To facilitate processing of your investment, please use the cash investment transaction form located on the bottom of your regular Statement of Holdings. Mail your check and transaction form in the return envelope included with each statement, or to the address specified on the statement. Your check must be received by the Administrator at least two business days before an Investment Date in order to be invested on that date.
When investing by check, you do not need to invest the same amount each time and you are under no obligation to make investments in any month or at any particular time.
•	One-time bank debit. You can make additional cash investments by going to the Administrator’s website at www.computershare.com and authorizing a one-time online bank debit from an account at a U.S. bank or financial institution. One-time online optional cash payment funds will be held by the Administrator for three banking days before they are invested. You should refer to the online confirmation for your bank account debit date and investment date. When investing by one-time online bank debit, you do not need to invest the same amount each time and you are under no obligation to make investments in any month or at any particular time.
•	Automatic withdrawal from your bank account. You can make additional cash investments on a regular, recurring basis by authorizing an Automatic Clearing House (ACH) withdrawal from your account at a U.S. bank or financial institution. This feature enables you to make ongoing investments without writing a check. Funds will be withdrawn from your account on the 20th day of each month, or if the 20th day is not a business day, your funds will be withdrawn on the next business day. Such funds will be held by the Administrator for three business days before they are invested on the next following Friday. To authorize automatic withdrawals, you must complete a direct debit authorization form which can be obtained by calling the Administrator or by accessing your account through the Administrator’s website at www.computershare.com. Your request will be processed and will become effective as promptly as practicable; however, you should allow four to six weeks for your first investment to be initiated. Automatic deductions will continue at the level you set until you change your instructions by notifying the Administrator.
The Administrator will assess you a fee of $25 if any optional cash payment is returned unpaid, whether the investment was made by check or an attempted automatic withdrawal from your bank account. By enrolling in the Plan, you authorize the Administrator to deduct this fee by selling shares from your Plan account.
10. What are the minimum and maximum amounts for additional cash investments and automatic deductions?
You can purchase additional shares by using the Plan’s optional cash investment feature. You must invest at least $50 each time and cannot invest more than $250,000 in a calendar year. Additional cash investments and automatic deductions are entirely voluntary.
11. How do I change or stop automatic deductions?
You may change or stop automatic deductions by
•	calling the Administrator at 1-800-633-4236,

•	accessing your account through the Administrator’s website at www.computershare.com, or

•	completing and submitting to the Administrator a new direct debit authorization form.

If you close or change a bank account number, a new direct debit authorization form must be completed.
Purchases
12. When will shares be purchased under the Plan?
The “Investment Date(s)” is the date or dates on which the Administrator purchases shares for the Plan, as described below.
Shares purchased from NewBridge. If the Administrator purchases shares directly from us, then the Investment Date for (i) cash investments will be weekly on Fridays; and (ii) reinvested dividends will be the dividend payment date.
Shares purchased in the open market. If the Administrator purchases shares from parties other than us through open market transactions, then the Investment Date for (i) cash investments will be weekly on Fridays; and (ii) reinvested dividends will begin not sooner than three trading days prior to the dividend payment date and will be completed no later than five trading days following the dividend payment date, except in each case where completion at a later date is necessary or advisable under any applicable federal or state securities laws or regulations.
If our stock is not traded on any date (e.g., a weekend day or holiday), then the Investment Date will be on the next following trading day.
Your initial and optional cash purchases will be invested as soon as practicable after the Administrator receives them. Please note, there is no guarantee of the actual Investment Date or purchase price.
13. What is the source of shares for the Plan?
Shares of our stock will, at our choice, be purchased for the Plan either in the open market or issued directly by us from our authorized but unissued shares.
14. How is the purchase price of NewBridge common stock determined?
The purchase price is the price at which the Administrator purchases our stock with reinvested dividends and/or initial or optional cash payments. The purchase price under the Plan depends in part on whether the Administrator purchases the shares from us or from parties other than us.
Shares purchased from NewBridge. If the Administrator purchases shares directly from us, your price per share will be the closing price on the Investment Date, as reported on the Nasdaq Global Select Market or by any securities exchange on which NewBridge’s shares may be listed on such Investment Date.
Shares purchased in the open market. If the Administrator purchases shares from parties other than us through open market transactions your price per share will be the weighted average price of shares purchased to satisfy Plan requirements. All fractional shares are calculated to six decimals and are credited to your account.
15. How many shares will be purchased for me?
The number of shares purchased for you will depend on the purchase price and total dollar amount of dividends to be reinvested and/or initial or optional cash payments. Your Plan account will be credited with the actual number of shares purchased, including fractions computed to six decimal places.
16. Will interest be paid on any amounts pending the actual Investment Date?
No. Interest will not be paid on any amounts held by the Administrator pending investment.
17. Do I have timing and control of when my shares will be purchased?
Because the Administrator will arrange for the purchase of shares for the Plan, neither NewBridge nor any participant in the Plan has the authority or power to control either the timing or pricing of shares purchased or the selection of the broker making the purchases.
Therefore, you will not be able to precisely time your purchases through the Plan and will bear the market risk associated with fluctuations in the price of our stock. That is, if you send in an initial or optional cash investment, it is possible that the market price of our stock could go up or down before your funds are used to purchase shares. In addition, you will not earn interest on initial or optional cash investments for the period before the shares are purchased. See Question 2, “What are the disadvantages or risks of the Plan?”

Book-entry shares and safekeeping of shares
18. How are my Plan shares held?
Shares of NewBridge common stock that you buy under the Plan will be maintained in your Plan account in book-entry form. You will receive a periodic Plan statement detailing the status of your holdings.
19. May I deposit other NewBridge shares to my account for safekeeping?
You may deposit any NewBridge common stock certificates registered in your name with the Administrator for “safekeeping” to be held as book-entry shares at no cost. We will pay all fees for this service. Safekeeping is beneficial because you no longer bear the risk and cost associated with the loss, theft, or destruction of stock certificates. Shares deposited and held for safekeeping will be treated in the same manner as shares purchased through the Plan.
To use the safekeeping service, complete the transaction form that is part of your regular account statement and send it together with your stock certificates to the Administrator at the address indicated on the form. Or, simply send your certificates to the Administrator the addresses appearing on page 4, and be sure to include a written request to have your certificates deposited. Do not endorse the certificates or complete the assignment section. You should send your certificates by registered or certified mail, with return receipt requested, or some other form of traceable mail, and properly insured.
The certificates are your responsibility until received by the Administrator. The Administrator will confirm the receipt of stock certificates deposited for safekeeping.
Stock certificates
20. Can I obtain a stock certificate if I want one?
You can obtain a stock certificate for some or all of the whole shares credited to your Plan account at any time by contacting the Administrator. You may make such request by
•	telephoning the Administrator at 1-800-633-4236,

•	accessing your account through the Administrator’s website at www.computershare.com, or

•	completing and submitting the tear-off portion of your account statement.
Certificates will be issued for whole shares only. Stock certificates are normally issued to participants within two business days after receipt of a request.
If you request a stock certificate for shares credited to your Plan account and you do not want to terminate your participation in the Plan, a stock certificate will be issued for the requested number of whole shares and any remaining whole and/or fractional shares will remain in your Plan account.
If you request a stock certificate for all of your shares credited to your account and you want to close your account and terminate participation in the Plan, a stock certificate will be issued for the whole shares and a cash payment will be made for any remaining fractional share. The cash payment will be based on the then-current market price of NewBridge common stock, less a processing fee which includes any brokerage commission the Administrator is required to pay.
Certificates will be issued in the name(s) in which the account is registered, unless otherwise instructed. If the certificate is to be issued in a name other than your Plan account registration, you will be required to initiate a transfer of ownership before the certificate can be issued. The signature on the transfer instructions must be guaranteed by a financial institution participating in the Medallion Guarantee Program, as discussed under Question 25 “Can I transfer or gift shares?” below.
Sales
21. How can I sell Plan shares?
     You can sell all or any portion of the book-entry shares that are credited to your Plan account by contacting the Administrator. You can contact the Administrator to request a sale by
•	telephoning the Administrator at 1-800-633-4236,

•	accessing your account through the Administrator website at www.computershare.com, or

•	completing and submitting the tear-off portion of your account statement.
If you want to sell any shares through the Plan that are held in stock certificate form, the shares must first be deposited and converted into book-entry shares.
Upon receipt of a request to sell your Plan shares, the Administrator will make every effort to process your order on the day that it is received, but not later than five business days after receipt of the order. Sales will be made through a broker-dealer that may be affiliated or unaffiliated with the Administrator at the then-current market price. The Administrator will promptly mail you a check for the proceeds, less applicable service and processing fees. See “Plan fees” below.
The Administrator has sole discretion in all matters related to the sale. You cannot specify a price or time to sell your Plan shares.
All sale requests having an anticipated market value of $25,000 or more are expected to be submitted in written form.
You also can choose to sell your shares through a stock broker of your choice by requesting a certificate for your shares and delivering the certificate to your broker. Alternatively, you can authorize the Administrator to transfer your shares electronically to your brokerage account through the Direct Registration System.
22. Do I have timing and control of when my shares will be sold?
Because the Administrator will sell the shares on behalf of the Plan, neither NewBridge nor any participant in the Plan has any authority or power to control the timing or pricing of shares sold or the selection of the broker making the sale.
Therefore, you will not be able to precisely time your sales through the Plan and will bear the market risk associated with fluctuation in the price of NewBridge common stock. That is, if you send in a request to sell shares, it is possible that the market price of NewBridge common stock could go down or up before the stock is sold. In addition, you will not earn interest on a sales transaction. See Question 2, “What are the disadvantages or risks of the Plan?”
Termination of participation
23. How can I terminate participation in the Plan?
You may terminate participation in the Plan at any time by notifying the Administrator. You can contact the Administrator by
•	telephoning the Administrator at 1-800-633-4236,

•	accessing your account through the Administrator website at www.computershare.com, or

•	completing and submitting the tear-off portion of your account statement
24. Can my participation be terminated in the Plan?
If you request termination of participation in the Plan, you must choose to either (i) sell of all of your shares held by the Administrator or (ii) receive a certificate for all full shares and a check for the fractional share. Upon termination, your participation in the Plan will be terminated and any future dividends will be paid by check or direct deposit to your bank account.
At its discretion, NewBridge may instruct the Administrator to close any Plan account that contains less than one share of our stock. The fractional share in your Plan account will be sold at the then-current market price of NewBridge common stock, less a processing fee which includes any brokerage commission the Administrator is required to pay. A check for the net sale proceeds will be mailed to your address of record.
In the event you have been reinvesting your dividends and your notice of termination is received by the Administrator near a record date for a dividend payment, the Administrator, in its sole discretion, may either distribute that dividend in cash or reinvest it in shares on your behalf. In the event the dividend is reinvested, the Administrator will process your termination as soon as practicable, but in no event later than five business days after the purchase is completed.
NewBridge reserves the right to deny, suspend or terminate participation by a shareholder who is using the Plan for purposes inconsistent with the intended purpose of the Plan. In such event, the Administrator will notify the shareholder in writing and will continue to safekeep the shareholder’s shares but will no longer accept optional cash investments or reinvest the shareholder’s dividends.
NewBridge also reserves the right to terminate participation of any shareholder if it deems it advisable under any foreign laws or regulations.

Transfers and gifts
25. Can I transfer or gift shares?
You may transfer ownership of some or all of your Plan shares to another person, whether by gift, private sale, or otherwise. In order to transfer some or all of your Plan shares, you must properly complete a Transfer of Ownership Form, or an executed stock power, and return it to the Administrator. Transfers may be made in book-entry or certificated form.
Requests for transfer of book-entry shares held under the Plan are subject to the same requirements as the transfer of our stock certificates, including the requirement of a Medallion Signature Guarantee. You may request a copy of the Transfer of Ownership Form by contacting the Administrator at 1-800-633-4236 or by accessing the Administrator’s website at www.computershare.com.
Reports to participants
26. What kind of reports will I be sent?
•	Account Statements. You will receive easy to read statements of your year-to-date account activity after each transaction in your account. Each account statement will show the amount of cash invested; the amount of dividends reinvested; the purchase or sale price; the number of shares purchased or sold and any applicable fees, as well as any activity associated with share deposits, transfers or withdrawals.
These statements are a continuing record of your cost basis in shares purchased under the Plan. Please retain your statements for income tax purposes. You may be charged a fee for duplicate statements.
•	Shareholder communications. As a NewBridge shareholder, you will receive copies of the same communications sent to all other holders of NewBridge common stock, such as proxy statements and annual reports. If you prefer, and if the NewBridge materials are available online, you may consent to receive such materials electronically over the Internet. Instead of receiving materials through the mail, you will receive an electronic notice to your e-mail address of record notifying you of the availability of NewBridge materials online and instructing you how to view and act on them.

•	Annual IRS information returns. You will receive an annual statement that reports dividends paid to you as well as gross proceeds from the sale of any of your Plan shares. See, “Federal income tax information” below.
Address change
27. What if my address changes?
All communications to you, including notices, dividends and statements, will be sent to your latest address on record. Please notify the Administrator promptly if your address changes.
Stock splits
28. What if NewBridge issues a stock dividend or declares a stock split or rights offering?
     If NewBridge issues a stock dividend or declares a stock split, your account will be adjusted to reflect the receipt of shares paid or distributed. Any stock dividend or stock split shares of NewBridge common stock issued with respect to both certificated and book-entry (whole and fractional) shares will be credited automatically to your Plan account in book-entry form. In the event of a rights offering, you will receive rights based on the total number of whole shares that you own.
Voting
29. How do I vote my Plan shares at shareholders’ meetings?
For every shareholder meeting, you will receive proxy materials and a proxy card that will cover all shares that you hold in the Plan. You may vote your Plan shares in accordance with the instructions provided in the proxy materials.

Plan changes or termination
30. Can the Plan be changed?
We may suspend, modify or terminate the Plan at any time. All participants will receive notice of any such suspension, modification or termination. NewBridge and the Administrator also reserve the right to change any administrative procedures of the Plan. If the Plan is terminated, whole shares will continue to be held in book-entry form in your Plan account or distributed in certificate form at our sole discretion. A cash payment will be made for any fractional share.
Responsibilities of NewBridge and the Administrator
31. What are the responsibilities of NewBridge and the Administrator under the Plan?
Neither we nor the Administrator will be liable for any act the Administrator does in good faith or for any good faith omission to act. This includes, without limitation, any claims of liability for:
•	failure to terminate your account upon your death prior to receiving written notice of such death;

•	purchases or sales prices reflected in your Plan account or the dates of purchases or sales of your Plan shares; or

•	any fluctuation in the market value after your purchase or sale of shares.
Neither we nor the Administrator can assure you a profit or protect you against a loss on the shares you purchase under the Plan. See Question 2, “What are the disadvantages or risks of the Plan?”.
Plan fees

Enrollment for new investors	$10.00 service fee

Reinvestment of dividends	$0.05 per share processing fee*

Optional cash investments via check or one time online bank debit	$5.00 service fee and a $0.05 per share processing fee*

Optional cash investments via recurring automatic monthly investment processing fee*	$2.00 service fee and a $0.05 per share

Sale of shares	$15.00 service fee and a $0.12 per share processing fee*

Gift or transfer of shares	No Charge

Safekeeping of stock certificates	No Charge

Certificate issuance	No Charge

Returned checks or failed automatic withdrawal	$25.00 per check or transaction

*	Processing fess include any brokerage commissions, that the Administrator is required to pay
The Administrator will deduct the applicable fees from the proceeds from a sale.
Federal income tax information
The following discussion is a summary of the federal income tax provisions relating to participation in the Plan. State and local tax treatment may vary from federal income tax treatment and is not discussed in this summary. You should rely upon your own tax advisor about your particular circumstances and transactions.

Dividends. All dividends that are paid to you, whether paid in cash or reinvested and used to purchase additional shares, are considered taxable dividend income to you in the year they are paid by NewBridge. At the end of each tax year, our transfer agent will provide you and the Internal Revenue Service (the “IRS”) with a Form 1099-DIV that reports the total dollar value of the dividends paid during the year.
Sales. All shares sold through the Plan will be reported to the IRS as required by law. At the end of each tax year, our transfer agent will provide you and the IRS with a Form 1099-B that reports the date of sale and gross proceeds from your sale. You are responsible for calculating the cost basis of the shares you sold and any gain or loss on the sale. In general, the amount of gain or loss that you recognize will be based on the difference between the fair market value of your shares as of the date of purchase and the date of sale. Any profit that you realize will be taxed as capital gain, and any loss realized will be taxed as a capital loss. The capital gain or loss may be treated as “long-term” capital gain or loss if you have held the shares for at least one year before the sale or transfer.
Be sure to keep your account statements for income tax purposes. If you have questions about the tax impact of any of transactions you are contemplating, please consult your own tax advisor.
Transfers in or out of the Plan. You will not realize gain or loss for federal income tax purposes when you transfer shares into the Plan or withdraw shares from the Plan. However, as noted in the above paragraph, you will generally realize gain or loss upon the sale of shares (including the receipt of cash for fractional shares) held in the Plan.
Federal income tax withholding on dividends and sales proceeds. Federal law requires the Administrator to withhold an amount (based upon the current applicable rate) from the amount of dividends and the proceeds of any sale of shares if:
•	You fail to certify to the Administrator that you are not subject to backup withholding and that the taxpayer identification number on your account is correct (on Form W-9), or

•	The IRS notifies NewBridge or the Administrator that you are subject to backup withholding.
Any amounts withheld will be deducted from the dividends and/or from the proceeds of any sale of shares, and the remaining amount will be reinvested or paid as you have instructed.
In addition, if you are not a U.S. person, additional U.S. income tax withholding that is not fully discussed here may apply. Any amounts withheld will be deducted from the dividends and/or from the proceeds of any sale of shares, and the remaining amount will be reinvested or paid as you have instructed.
You may obtain a Form W-9 from the IRS or by contacting the Administrator.
Limitation of information. The above discussion is not a complete discussion of all of the tax considerations that may be relevant to participation in the Plan.
You should consult your own tax advisor about the tax consequences associated with participation in the Plan.
Use of proceeds
Proceeds from any newly issued shares purchased directly from us under the Plan will be available for general corporate purposes. We have no basis for estimating either the number of shares that will ultimately be purchased directly from us, if any, under the Plan or the prices at which such shares will be purchased. If shares are purchased in the market by the Administrator, NewBridge will not receive any cash proceeds from the resulting sales.
Legal Matters
The validity of the shares of NewBridge common stock offered hereby has been passed upon for NewBridge by the law firm of Brooks, Pierce, McLendon, Humphrey & Leonard, L.L.P., Greensboro, North Carolina (“Brooks Pierce”). Members of Brooks Pierce beneficially own shares.
Experts
The consolidated financial statements, the related financial statement schedules, and management’s report on the effectiveness of internal control over financial reporting incorporated in this prospectus by reference from the LSB Bancshares, Inc. Annual Report on Form 10-K for the year ended December 31, 2006 have been audited by Turlington and Company, LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference (which reports (1) express an unqualified opinion on the financial statements and financial statement schedules, (2) express an unqualified opinion on management’s assessment regarding effectiveness of internal control over financial reporting, and (3) express an unqualified opinion on the effectiveness of internal control over financial reporting), and have been so incorporated by reference in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.
Indemnification of Officers and Directors
Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling NewBridge, we have been informed that, in the opinion of the SEC, any such indemnification is against public policy as expressed in the Act and is therefore unenforceable.
Neither the delivery of this prospectus nor any sales under it shall under any circumstances create any implication that there has been no change in our affairs since the date of this prospectus. No dealer, broker, sales representative or any other person has been authorized to give any information or to make any representations, other than those contained in this prospectus, in connection with the offering contained in this prospectus, and information or representations not contained in it, if given or made, must not be relied upon as having been authorized by us. This prospectus does not constitute an offering in any state or jurisdiction in which the offering may not lawfully be made.

PROSPECTUS
002CS60607

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.  Other Expenses of Issuance and Distribution.
     The following table sets forth all expenses payable by us in connection with the sale of the securities being registered.  All the amounts shown are estimates except for the SEC registration fee.

SEC registration fee	$ 995
Legal and accounting fees and expenses	$10,000
Printing and postage	$ 6,000

Total	$16,995
Item 15.  Indemnification of Directors and Officers.
     The North Carolina Business Corporation Act (“NCBCA”) provides for indemnification by a corporation of its officers, directors, employees and agents, and any person who is or was serving at the corporation’s request as a director, officer, employee or agent of another entity or enterprise or as a trustee or administrator under an employee benefit plan, against liability and expenses, including reasonable attorneys’ fees, in any proceeding (including without limitation a proceeding brought by or on behalf of the corporation itself) arising out of their status as such or their activities in any of the foregoing capacities.
     Permissible indemnification. Under the NCBCA, a corporation may, but is not required to, indemnify any such person against liability and expenses incurred in any such proceeding, provided such person conducted himself or herself in good faith and (i) in the case of conduct in his or her official capacity, reasonably believed that his or her conduct was in the corporation’s best interests, and (ii) in all other cases, reasonably believed that his or her conduct was at least not opposed to the corporation’s best interests; and, in the case of a criminal proceeding, where he or she had no reasonable cause to believe his or her conduct was unlawful. However, a corporation may not indemnify such person either in connection with a proceeding by or in the right of the corporation in which such person was adjudged liable to the corporation, or in connection with any other proceeding charging improper personal benefit to such person (whether or not involving action in an official capacity) in which such person was adjudged liable on the basis that personal benefit was improperly received.
     Mandatory indemnification. Unless limited by the corporation’s charter, the NCBCA require a corporation to indemnify a director or officer of the corporation who is wholly successful, on the merits or otherwise, in the defense of any proceeding to which such person was a party because he or she is or was a director of the corporation against reasonable expenses incurred in connection with the proceeding.
     Advance for expenses. Expenses incurred by a director, officer, employee or agent of the corporation in defending a proceeding may be paid by the corporation in advance of the final disposition of the proceeding as authorized by the board of directors of the specific case, or as authorized by the charter or bylaws or by any applicable resolution or contract, upon receipt of an undertaking by or on behalf of such person to repay amounts advanced unless it ultimately is determined that such person is entitled to be indemnified by the corporation against such expenses.
     Court-ordered indemnification. Unless otherwise provided in the corporation’s charter, a director or officer of the corporation who is a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice the court deems necessary, may order indemnification if it determines either (i) that the director or officer is entitled to mandatory indemnification as described above, in which case the court also will order the corporation to pay the reasonable expenses incurred to obtain the court-ordered indemnification, or (ii) that the director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not such person met the requisite standard of conduct or was adjudged liable to the corporation in connection with a proceeding by or in the right of the corporation or on the basis that personal benefit was improperly received in connection with any other proceeding so charging (but if adjudged so liable, indemnification is limited to reasonable expenses incurred).
     Voluntary indemnification. In addition to and separate and apart from “permissible” and “mandatory” indemnification described above, a corporation may, by charter, bylaw, contract, or resolution, indemnify or agree to indemnify any one or more of its directors, officers, employees or agents against liability and expenses in any proceeding (including any proceeding brought by or on behalf of the corporation itself) arising out of their status as such or their activities in any of the foregoing capacities. However, the corporation may not indemnify or agree to indemnify a person against liability or expenses he may incur on account of activities which were at the time taken, known or believed by such person to be clearly in conflict with the best interests of the corporation. Any provision in a corporation’s charter or bylaws or in a contract or resolution may include provisions for recovery from the corporation of reasonable costs, expenses and attorney’s fees in connection with the enforcement of rights to indemnification granted therein and may further include provisions establishing reasonable procedures for determining and enforcing such rights.
     Parties entitled to indemnification. The NCBCA defines “director” to include ex-directors and the estate or personal representative of a director. Unless its charter provides otherwise, a corporation may indemnify and advance expenses to an officer, employee or agent of the corporation to the same extent as to a director and also may indemnify and advance expenses to an officer, employee or agent who is not a director to the extent, consistent with public policy, as may be provided in its charter or bylaws, by general or specific action of its board of directors, or by contract.
     Indemnification by NewBridge. NewBridge’s Articles and Bylaws provide for indemnification of NewBridge’s directors and officers to the fullest extent permitted by applicable law.

     Insurance. The NCBCA provides that a corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee or agent to the corporation against certain liabilities incurred by such persons, whether or not the corporation is otherwise authorized under North Carolina law to indemnify such party. NewBridge currently maintains directors’ and officers’ insurance policies covering its directors and officers.
Item 16.  Exhibits.
4.1	Specimen Stock Certificate, incorporated by reference to Exhibit 4.1 of the Quarterly Report on Form 10-Q for the quarter ended September 30, 2007, filed with the SEC on November 9, 2007 (SEC File No. 000-11448).

4.2	Articles of Incorporation of LSB Bancshares, Inc., and amendments thereto, incorporated by reference to Exhibit 4.1 of the Registration Statement on Form S-8, filed with the SEC on May 16, 2001 (SEC File No. 333-61046).

4.3	Amended and Restated Bylaws of LSB Bancshares, Inc., incorporated by reference to Exhibit 3.2 of the Quarterly Report on Form 10-Q for the quarter ended September 30, 2004, filed with the SEC on November 4, 2004 (SEC File No. 000-11448).

4.4	Amendments to the Amended and Restated Bylaws of LSB Bancshares, Inc., incorporated by reference to Item 5.03 of the Current Report on Form 8-K, filed with the SEC on August 3, 2007 (SEC File No. 000-11448).

4.5	Articles of Merger of FNB Financial Services Corporation with and into LSB Bancshares, Inc., including amendments to the Articles of Incorporation, as amended, incorporated by reference to Exhibit 3.4 of the Quarterly Report on Form 10-Q for the quarter ended September 30, 2007, filed with the SEC on November 9, 2007 (SEC File No. 000-11448).

4.6	Rights Agreement dated as of February 10, 1998 by and between LSB Bancshares, Inc. and Wachovia Bank, N.A., as Rights Agent, incorporated by reference to Exhibit 1 of the Registration Statement on Form 8-A, filed with the SEC on March 6, 1998 (SEC File No. 000-11448).

5.1	Opinion of Brooks, Pierce, McLendon, Humphrey & Leonard, L.L.P. as to the validity of the shares of NewBridge Bancorp common stock.*

23.1	Consent of Brooks, Pierce, McLendon, Humphrey & Leonard, L.L.P. (included in Exhibit 5.1 hereto).

23.2	Consent of Turlington and Company, L.L.P.*

24	Power of Attorney (included as part of the signature page hereof).*

99	Shareholder Authorization Forms*

*	Filed herewith
Item 17. Undertakings
     (a) The undersigned registrant undertakes:
(1)  To file, during any period in which offers or sales are being made, a post-effective amendment of this registration statement:
(i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)  To include any material information relating to the Plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
     Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the registration statement is on
Form S-3 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.
(2)  That, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering. `
(4)  That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) If the registrant is relying on Rule 430B:
(A)           Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and
(B)           Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of this registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of this registration statement relating to the securities in this registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such effective date.
(5)           That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:
     The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
 (i)           Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
 (ii)           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)           The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
 (iv)           Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
 (b)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.
(c)           The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.
(d)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greensboro, State of North Carolina, on November 14, 2007.

NEWBRIDGE BANCORP
By:	/s/ Robert F. Lowe
Robert F. Lowe
Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert F. Lowe, Pressley A. Ridgill and Michael W. Shelton and each of them (with full power to act alone),as his or her true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed below by the following persons in the capacities indicated on November 14, 2007.

Signatures	Title
/s/ Robert F. Lowe	Chief Executive Officer, Director
Robert F. Lowe	(principal executive officer)

/s/ Michael W. Shelton	Chief Financial Officer
Michael W. Shelton	(principal accounting and financial officer)

/s/ Pressley A. Ridgill	President, Director
Pressley A. Ridgill

/s/ Barry Z. Dodson	Vice Chairman, Director
Barry Z. Dodson

/s/ Michael S. Albert	Director
Michael S. Albert

/s/ Gary G. Blosser	Director
Gary G. Blosser

/s/ J. David Branch	Director
J. David Branch

/s/ Charles A. Britt	Director
Charles A. Britt

Signatures	Title
/s/ Robert C. Clark	Director
Robert C. Clark

/s/ Alex A. Diffey, Jr.	Director
Alex A. Diffey, Jr.

/s/ Joseph H. Kinnarney	Director
Joseph H. Kinnarney

/s/ Robert V. Perkins II	Director
Robert V. Perkins II

/s/ Mary E. Rittling	Director
Mary E. Rittling

/s/ Burr W. Sullivan	Director
Burr W. Sullivan

/s/ E. Reid Teague	Director
E. Reid Teague

/s/ John W. Thomas III	Director
John W. Thomas III

/s/ Elizabeth S. Ward	Director
Elizabeth S. Ward

/s/ John F. Watts	Director
John F. Watts

/s/ G. Alfred Webster	Director
G. Alfred Webster

/s/ Kenan C. Wright	Director
Kenan C. Wright

/s/ Julius S. Young, Jr.	Director
Julius S. Young, Jr.

Exhibit Index

4.1	Specimen Stock Certificate, incorporated by reference to Exhibit 4.1 of the Quarterly Report on Form 10-Q for the quarter ended September 30, 2007, filed with the SEC on November 9, 2007 (SEC File No. 000-11448).

4.2	Articles of Incorporation of LSB Bancshares, Inc., and amendments thereto, incorporated by reference to Exhibit 4.1 of the Registration Statement on Form S-8, filed with the SEC on May 16, 2001 (SEC File No. 333-61046).

4.3	Amended and Restated Bylaws of LSB Bancshares, Inc., incorporated by reference to Exhibit 3.2 of the Quarterly Report on Form 10-Q for the quarter ended September 30, 2004, filed with the SEC on November 4, 2004 (SEC File No. 000-11448).

4.4	Amendments to the Amended and Restated Bylaws of LSB Bancshares, Inc., incorporated by reference to Item 5.03 of the Current Report on Form 8-K, filed with the SEC on August 3, 2007 (SEC File No. 000-11448).

4.5	Articles of Merger of FNB Financial Services Corporation with and into LSB Bancshares, Inc., including amendments to the Articles of Incorporation, as amended, incorporated by reference to Exhibit 3.4 of the Quarterly Report on Form 10-Q for the quarter ended September 30, 2007, filed with the SEC on November 9, 2007 (SEC File No. 000-11448).

4.6	Rights Agreement dated as of February 10, 1998 by and between LSB Bancshares, Inc. and Wachovia Bank, N.A., as Rights Agent, incorporated by reference to Exhibit 1 of the Registration Statement on Form 8-A, filed with the SEC on March 6, 1998 (SEC File No. 000-11448).

5.1	Opinion of Brooks, Pierce, McLendon, Humphrey & Leonard, L.L.P. as to the validity of the shares of NewBridge Bancorp common stock.*

23.1	Consent of Brooks, Pierce, McLendon, Humphrey & Leonard, L.L.P. (included in Exhibit 5.1 hereto).

23.2	Consent of Turlington and Company, L.L.P.*

24	Power of Attorney (included as part of the signature page hereof).*

99	Shareholder Authorization Forms*

*	Filed herewith